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                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES

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

                                                                 JURISDICTION
                                                                      OF
NAME                                                             INCORPORATION
----                                                             -------------

PARADYNE CORPORATION                                             Delaware
        Paradyne Worldwide Corp.                                 Delaware
        Paradyne Canada Ltd.                                     Ontario Canada
        Paradyne Japan Corporation                               Japan
        Paradyne International Ltd.                              United Kingdom
        Paradyne GmbH                                            Germany
        Paradyne International Sales Ltd.                        Barbados
        Paradyne Finance Corporation                             Delaware
        Ark Electronic Products Inc.                             Florida
        Communcations Equipment Corporation                      Delaware

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